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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    October 28, 2003
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                            NEWCOM INTERNATIONAL, Inc
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             (Exact name of registrant as specified in its charter)


         Nevada                         0-30727                86-0907027
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(State or other jurisdiction     (Commission File Number)     (IRS Employer
 of incorporation)                                          Identification No.)


         2102 business center drive, suite 130 irvine, california 92612
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:    (949) 717-0630
                                                   ------------------

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          (Former name or former address, if changed since last report)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         See Item 2.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         ACQUSITION OF PARASIDE PIZZA, INC.

         On October 28, 2003, NewCom completed a share purchase and reorganization with Paradise Pizza, Inc., a California corporation, pursuant to a securities purchase agreement and plan of reorganization. Paradise Pizza, Inc. manages various pizza restaurants in Northern California, and it has entered into an agreement to purchase these restaurants. As a result of the Paradise Pizza reorganization, each outstanding share of Paradise Pizza was exchanged for one (1) share of NewCom Series B preferred stock, and NewCom acquired all of the outstanding shares of Paradise Pizza, making Paradise Pizza a wholly owned subsidiary of Newcom. In total, NewCom issued 19,633,332 shares of Series B preferred stock to the Paradise Pizza shareholders pursuant to the reorganization, which currently constitutes 93% of the voting control of NewCom. Chris Marshall, our new President and Chief Executive Officer, is the holder of 16,933,332 shares of our Series B preferred stock.

         Each share of Series B preferred stock is convertible into one (1) share of NewCom common stock upon the filing of an amendment to NewCom's amended and restated articles of incorporation which increases the authorized common stock of NewCom to such number of shares of common stock which is sufficient to effect such conversion. Until such conversion, the Series B preferred stock has the same voting, dividend, and liquidation rights as the common stock.

         Under the terms of the plan of reorganization and under the terms of the Series B preferred stock, NewCom is required to take all steps necessary to amend the Articles of Incorporation to authorize such number of shares of common stock sufficient to effect conversion of the Series B preferred stock. Stockholders holding a majority of the voting power of the company have taken action by written consent for the purpose of amending our amended and restated articles of incorporation to (i) increase the number of shares of common stock that we are authorized to issue from 2,500,000 to 150,000,000, and (ii) change the name of the company to "Skogan Foods, Inc." We anticipate that this amendment will become effective on or about December 1, 2003, at which point, 19,633,332 shares of NewCom's common stock will be issued to the holders of the Series B preferred stock.

         At the completion of the reorganization, Walter Grieves resigned as President and Chief Executive Officer, but continues as Secretary and as a Director of NewCom. Chris Marshall became President and Chief Executive Officer of NewCom. Pursuant to the reorganization, Mr. Marshall, Paul Pishos, and Gregg Odell will be appointed to the Board of Directors, and Mr. Grieves will resign as a Director, each to become effective on November 21, 2003.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not applicable.


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Not applicable.

ITEM 5.  OTHER EVENTS.

         Not applicable.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of businesses acquired.

                  The financial statements required by Item 310(c) of Regulation S-B in connection with the acquisition of Paradise Pizza described above will be provided by an amendment to this report filed within 60 days of the date hereof.

         (b)      Pro forma financial information.

                  The pro forma financial information required by Item 310(d) of Regulation S-B with the acquisition of Paradise Pizza described above will be provided by an amendment to this report filed within 60 days of the date hereof.

         (c)      Exhibits.

                  2.1 Securities Purchase Agreement and Plan of Reorganization entered into effective as of October 28, 2003 by and among NewCom International, Inc., Paradise Pizza, Inc., a California corporation, and the stockholders of Paradise Pizza, Inc.

ITEM 8.  CHANGE IN FISCAL YEAR.

         Not applicable.


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ITEM 9.  REGULATION FD DISCLOSURE.

         Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           NEWCOM INTERNATIONAL, INC.

                                                     (Registrant)

Date:  October 28, 2003                     By:/s/ Chris Marshall
                                               ---------------------------------
                                               Chris Marshall, President and
                                               Chief Executive Officer


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